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                                  Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33- ________________) pertaining to the Westcorp Employee Stock Ownership and Salary Savings Plan of our report dated June 25, 1996, with respect to the financial statements and schedules of the Westcorp Employee Stock Ownership and Salary Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1995.



                                            /s/ Ernst & Young LLP

Los Angeles, California
August 26, 1996